UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2010

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously reported, as of Blockbuster’s fiscal year end, January 3, 2010, the Company expects to have $247.2 million in cash and cash equivalents, which includes approximately $59 million in restricted cash for its letters of credit. The financial information included in this 8-K is preliminary and subject to change because the Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended January 3, 2010.

Under the terms of the indenture related to the Company’s $675 million 11.75% senior secured notes offering, which was completed on October 1, 2009, the first principal and interest payment was due on January 1, 2010. However, where a principal or interest payment date is not a business day, the terms of the indenture provide for payment on the next succeeding business day, which, for the January 1, 2010 payment, was January 4, 2010. On January 4, 2010, the Company timely paid the $22.5 million amortization payment and the $19.8 million interest payment required under the indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: January 26, 2010	By:	/s/ THOMAS M. CASEY
Thomas M. Casey Executive Vice President and Chief Financial Officer